SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2003

LANDRY’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22150	74-0405386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 West Loop South, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 850-1010

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.    Exhibits.

(c)   Exhibits.

   *99.1 Landry’s Restaurants, Inc. Press Release dated July 3, 2003.

*	Filed herewith.

Item 9.    Regulation FD Disclosure.

The following information required to be disclosed pursuant to Item 12 – “Results of Operations and Financial Condition” is being furnished under Item 9 – “Regulation FD Disclosure” in accordance with the Securities and Exchange Commission’s Final Rule Release No. 33-8216.

On July 3, 2003, Landry’s Restaurants, Inc. issued a press release setting forth preliminary financial information for the quarter ending June 30, 2003. A copy of the press release is furnished herewith as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANDRY’S RESTAURANTS, INC.

By:	/s/ Tilman J. Fertitta
Tilman J. Fertitta, Chairman of the Board, President and Chief Executive Officer

Dated: July 3, 2003

Exhibit Index

Exhibit Number	Title of Document

*99.1	Landry’s Restaurants, Inc. Press Release dated July 3, 2003.

*	Filed herewith.